Exhibit 99.1

Rani Therapeutics Reports First Quarter 2025 Financial Results; Provides Corporate Update

- Announced preclinical data demonstrating the bioequivalence of RT-114, a bispecific GLP-1/GLP-2 receptor agonist (PG-102), delivered orally via the RaniPill® capsule, to subcutaneous administration of PG-102 -

- Phase 1 study for RT-114 for the treatment of obesity expected to initiate in mid-2025 -

- Announced preclinical data demonstrating successful oral delivery of semaglutide via RaniPill® capsule -

SAN JOSE, Calif., May 13, 2025 -- Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics and drugs, today reported financial results for the first quarter ended March 31, 2025 and provided a corporate update.

“We are encouraged by our progress this quarter, highlighted by promising preclinical data supporting the development of multiple incretin-based therapies using the RaniPill® platform. These data serve as preclinical proof of concept for the treatment of obesity bringing us one step closer to our vision of making oral biologics a reality for patients living with obesity,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “In our preclinical study, oral delivery of RT-114 demonstrated pharmacokinetics, bioavailability, and weight loss comparable to subcutaneous injection. Further, our target product profile for RT-114 requires less frequent dosing than current oral options providing a potentially more convenient dosing regimen for patients. Overall, we believe RT-114 has the potential to fill the current gap in the obesity treatment landscape as a first-in-class oral bispecific GLP-1/GLP-2 receptor agonist. Our Phase 1 study of RT-114 is expected to begin later this year.”

First Quarter 2025 Highlights:

•
Preclinical data demonstrating bioequivalence of RT-114, a bispecific GLP-1/GLP-2 receptor agonist (PG-102) delivered orally via the RaniPill® capsule, to subcutaneously administered PG-102. In March 2025, Rani released new preclinical data, where RT-114 yielded a relative bioavailability of 111% compared to PG-102 delivered subcutaneously with comparable pharmacokinetic profiles demonstrating bioequivalence. Data adds to growing body of evidence of the RaniPill® platform’s potential to enable oral delivery of multiple obesity treatments.
•
Preclinical data demonstrating successful oral delivery of semaglutide via RaniPill® capsule. In February 2025, Rani released preclinical data that demonstrated semaglutide administered orally via the RaniPill® capsule (RT-116) resulted in comparable bioavailability, pharmacokinetics and weight loss to subcutaneous administration of semaglutide. RT-116 was well tolerated with no serious adverse events.

Near-Term Milestone Expectations:

•
Initiation of Phase 1 clinical trial of RT-114 for the treatment of obesity expected in mid-2025.

First Quarter 2025 Financial Results:

•
Cash, cash equivalents and marketable securities as of March 31, 2025 totaled $15.9 million, compared to $27.6 million for the year ended December 31, 2024.
•
Contract Revenue for the three months ended March 31, 2025 were $0.2 million and was attributable to evaluation services performed for a customer. There was no contract revenue for the same period in 2024.
•
Research and development expenses for the three months ended March 31, 2025 were $6.6 million, compared to $7.6 million for the same period in 2024. The decrease of $1.0 million was primarily attributable to lower compensation costs.

•
General and administrative expenses for the three months ended March 31, 2025 were $5.6 million, compared to $6.4 million for the same period in 2024. The decrease of $0.8 million was primarily attributable to lower compensation costs of $0.4 million and $0.5 million reduction in third-party services.
•
Net loss for the three months ended March 31, 2025 were $12.7 million, compared to $14.8 million for the same period in 2024, including non-cash stock-based compensation expense of $3.9 million for both comparative periods.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the expected initiation of a Phase 1 trial of RT-114 in mid-2025, the potential of the RaniPill® platform to enable oral delivery of multiple obesity treatments and validation of such potential through preclinical data, the potential of the RT-114 to offer less frequent and more convenient dosing than current options, the potential for RT-114 to become a first-in-class, orally administered bispecific GLP-1/GLP-2 receptor agonist for the treatment of obesity, the potential for Rani to make oral biologics a reality, the current preclinical data being supportive of development of multiple incretin-based therapies using the RaniPill® capsule, the sufficiency of Rani’s cash reserves, the timing and extent of its expenses, and future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “promising,” “believe,” “potential,” “target,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,111	$3,762
Accounts receivable	600	—
Contract asset	—	428
Marketable securities	5,742	23,877
Prepaid expenses and other current assets	1,330	1,677
Total current assets	17,783	29,744
Property and equipment, net	1,348	1,548
Operating lease right-of-use asset	4,748	5,096
Other assets	246	246
Total assets	$24,125	$36,634
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,520	$1,359
Accrued expenses and other current liabilities	2,285	2,073
Current portion of long-term debt	15,000	15,000
Current portion of operating lease liability	1,325	1,459
Total current liabilities	20,130	19,891
Long-term debt, less current portion	5,921	9,613
Operating lease liability, less current portion	3,423	3,637
Total liabilities	29,474	33,141
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 33,570 and 33,430 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,972 issued and outstanding as of March 31, 2025 and December 31, 2024	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	107,108	104,889
Accumulated other comprehensive gain	2	5
Accumulated deficit	(110,171)	(102,907)
Total stockholders' (deficit)/equity attributable to Rani Therapeutics Holdings, Inc.	(3,056)	1,992
Non-controlling interest	(2,293)	1,501
Total stockholders' (deficit)/equity	(5,349)	3,493
Total liabilities and stockholders' equity	$24,125	$36,634

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Contract revenue	$172	$—
Operating expenses
Research and development	6,570	7,586
General and administrative	5,615	6,448
Total operating expenses	$12,185	$14,034
Loss from operations	(12,013)	(14,034)
Other income (expense), net
Interest income and other, net	218	549
Interest expense and other, net	(943)	(1,294)
Net loss	$(12,738)	$(14,779)
Net loss attributable to non-controlling interest	(5,474)	(7,296)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(7,264)	$(7,483)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.22)	$(0.29)
Weighted-average Class A common shares outstanding—basic and diluted	33,440	26,034